UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 18, 2022

HarborOne Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-38955	81-1607465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number

770 Oak Street, Brockton, Massachusetts 02301

(Address of principal executive offices)

(508) 895-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	HONE	The NASDAQ Stock Market, LLC

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 18, 2022, HarborOne Bancorp, Inc. (the “Company”) held its annual meeting of the Company’s shareholders (the “Annual Meeting”). The following is a brief description of each matter voted on by the Company’s shareholders at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each matter.

1.  Election of four Class III Directors nominees to serve on the Board of Directors for a term of three years and until their respective successors are duly elected and qualified:

	For	Withheld	Broker Non-Vote
Joseph F. Barry	25,927,237	10,280,592	5,909,123
James W. Blake	29,485,686	6,722,143	5,909,123
Dr. Timothy R. Lynch	25,127,071	11,080,758	5,909,123
Damian W. Wilmot, Esq.	26,285,247	9,922,582	5,909,123

2.  Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022:

For	Against	Abstain	Broker Non-Vote
41,552,018	358,489	206,445	0

3. Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
33,667,459	1,630,569	909,801	5,909,123

4. Selection of the frequency for future advisory votes on the compensation of the Company’s named executive officers:

One Year	Two Years	Three Years	Abstain
33,937,841	85,648	1,979,979	204,361

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

3

HARBORONE BANCORP, INC.

	By:	/s/ Linda H. Simmons

	Name:	Linda H. Simmons
	Title:	Executive Vice President and
Chief Financial Officer

Date: May 20, 2022